Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

x
:
In re:	:	Chapter 11
:
FAT BRANDS INC., et al.,	:	Case No. 26-90126 (ARP)
:
Debtors.[1]	:	(Jointly Administered)
:
x

ORDER (I) AUTHORIZING
AND APPROVING DEBTORS’

ENTRY INTO PURCHASE AGREEMENT,

(II) AUTHORIZING SALE OF TWIN PEAKS
ASSETS TO PURCHASER FREE AND CLEAR OF ALL LIENS,
CLAIMS, AND INTERESTS, (III) approving assumption anD assignment of DESIGNATED Contracts, AND (IV) gRANTING RELATED RELIEF

Upon the motion [Docket No. 420] (the “Motion”)2 of the debtors in possession (the “Debtors”) in the above-captioned chapter 11 cases (the “Chapter 11 Cases”) for entry of an order (this “Order”): (i) approving and authorizing the sale of the Debtors’ assets free and clear of all claims, liens, liabilities, rights, interests, and encumbrances, (ii) authorizing the assumption and assignment of certain executory contracts and unexpired leases, and (iii) granting related relief; and the Court having entered the Order (I) Approving Bidding Procedures for Sale of Debtors’ Assets; (II) Establishing Procedures for Debtors’ Assumption and Assignment of Certain Executory Contracts and Unexpired Leases in Connection Therewith, (III) Scheduling Dates for an Auction and a Hearing to Consider Approval of any Resulting Sale (IV) Approving Form and Manner of Notices Related Thereto, and (V) Granting Related Relief [Docket No. 595] (the “Bidding Procedures Order”); and the Debtors having conducted the Auction of the Assets on April 27, 2026, in accordance with the Bidding Procedures (as defined in the Bidding Procedures Order); and the Debtors having executed that certain Asset Purchase Agreement with TWNPKS Bid Co. (the “Purchaser”), a copy of which is attached hereto as Exhibit 1 (as may be amended, modified, or supplemented in accordance with the terms of this Order and such agreement, and together with all exhibits thereto (including, without limitation, the Closing Steps Plan (as defined therein)) the “Purchase Agreement”) with respect to the Acquired Assets (as defined in the Purchase Agreement); and this Court having considered the Purchase Agreement for the sale of the Acquired Assets free and clear of all Liens, Claims, and Interests (each as defined below) (the “Transaction”); and the Sale Hearing having been held on May 19, 2026; and the Court having reviewed and considered the relief sought in the Motion, the Purchase Agreement, all objections, if any, to the Motion, and the arguments of counsel made and the evidence proffered or adduced at the Sale Hearing; and all parties in interest having been heard or having had the opportunity to be heard regarding the Transaction and the relief requested in this Order; and due and sufficient notice of the Sale Hearing and the relief sought therein having been given under the particular circumstances of the Chapter 11 Cases and in accordance with the Bidding Procedures Order; and it appearing that no other or further notice need be provided; and it appearing that the relief requested in the Motion is in the best interests of the Debtors, their estates, their creditors, and other parties in interest; and it appearing that the Court has jurisdiction over this matter; and it further appearing that the legal and factual bases set forth in the Motion, the First Day Declaration, the Declaration of Jeff Raithel in Support of Debtors’ Motion for Entry of an Order (I) Approving and Authorizing Sale of Debtors’ Assets Free and Clear of all Claims, Liens, Liabilities, Rights, Interests, and Encumbrances, (II) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases; and (III) Granting Related Relief, and at the Sale Hearing, establish just cause for the relief granted herein; and after due deliberation thereon,

[1]	A complete list of the Debtors in the Chapter 11 Cases and the last four digits of each Debtor’s taxpayer identification number (if applicable) may be obtained on the website of the Debtors’ claims and noticing agent at https://omniagentsolutions.com/FATBrands-TwinHospitality. The Debtors’ mailing address for purposes of the Chapter 11 Cases is 9720 Wilshire Blvd., Suite 500, Beverly Hills, CA 90212.

[2]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Motion or the Purchase Agreement (as defined below), as applicable.

THE COURT HEREBY FINDS AND DETERMINES THAT:

A. Jurisdiction and Venue. This Court has jurisdiction over this matter and over the property of the Debtors’ estates, including the Acquired Assets, pursuant to 28 U.S.C. § 1334. This matter is a core proceeding pursuant to 28 U.S.C. § 157(b), and the Court may enter a final order hereon under Article III of the United States Constitution. Venue of the Chapter 11 Cases and approval of the Transaction and the Debtors’ entry into, and performance under, the Purchase Agreement is proper in this district pursuant to 28 U.S.C. §§ 1408 and 1409.

B. Statutory Predicates. The statutory predicates for the relief granted herein are sections 105, 363 and 365 of the Bankruptcy Code. The relief granted herein is also authorized under Bankruptcy Rules 2002, 6004, 6006, 9006, 9007, 9008, and 9014, Bankruptcy Local Rules 2002-1 and 4002-1, and the Complex Case Procedures.

C. Bankruptcy Rule 7052. The findings and conclusions set forth herein constitute this Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such. All findings of fact and conclusions of law announced by the Court at the Sale Hearing are hereby incorporated herein to the extent not inconsistent herewith.

D. Final Order. This Order constitutes a final and appealable order within the meaning of 28 U.S.C. § 158(a). To any extent necessary under Bankruptcy Rule 9014 and Rule 54(b) of the Federal Rules of Civil Procedure, as made applicable by Bankruptcy Rule 7054, this Court expressly finds that there is no just reason for delay in the implementation of this Order, and authorizes the closing of all transactions contemplated hereby without regard to any stay or delay in its implementation.

E. Incorporation by Reference. Findings of fact and conclusions of law in the Bidding Procedures Order are incorporated herein by reference.

F. Notice. The Debtors gave due and proper notice of the sale process, the Auction, and the Sale Hearing by means of notices filed and served on April 9, 2026 [Docket No. 596] and May 6, 2026 [Docket No. 1205] (the “Sale Notices”). The Sale Notices constituted good, sufficient, and appropriate notice of the sale of the Assets, including the Acquired Assets, under the particular circumstances, and no further notice is necessary with respect to the proposed sale of the Assets, including the Acquired Assets. The Sale Notices provided all interested parties with a reasonable opportunity to object and/or be heard regarding the potential sale of the Assets and the relief granted herein. Other parties interested in bidding on the Assets, including the Acquired Assets, were provided, pursuant to the Bidding Procedures Order and their own diligence, a copy of the Bidding Procedures and sufficient information to make an informed judgment on whether to bid.

G. As evidenced by the affidavits of service [Docket Nos. 429, 986, 999, 1003, 1010, 1110, 1145, 1146, 1148, 1299] previously filed with this Court, and based on the representations of counsel at the Sale Hearing, due, proper, timely, adequate and sufficient notice of the Motion, the Bidding Procedures Order, the Bidding Procedures, the Auction, the Sale Hearing, the Assumption and Assignment Procedures, the Designated Contracts List, the proposed Cure Costs (as defined below), the Purchase Agreement, this Order and the Transaction has been provided in accordance with sections 102(1), 363, and 365 of the Bankruptcy Code, Bankruptcy Rules 2002, 6004, 6006, 9006, 9007, and 9014, the Bankruptcy Local Rules, including, without limitation, Bankruptcy Local Rules 2002-1 and 4002-1, and the Complex Case Procedures. The Debtors have complied with all obligations to provide notice of the Motion, the Bidding Procedures Order, the Bidding Procedures, the Auction, the Sale Hearing, the Assumption and Assignment Procedures, the Designated Contracts List, the proposed Cure Costs, the Purchase Agreement, this Order and the Transaction as required by the Bidding Procedures Order. The foregoing notices are good, sufficient, and appropriate under the circumstances, and no other or further notice of the Motion, the Bidding Procedures Order, the Bidding Procedures, the Auction, the Sale Hearing, the Assumption and Assignment Procedures, the Designated Contracts List, the proposed Cure Costs, the Purchase Agreement, this Order and/or the Transaction is or shall be required. A reasonable opportunity to object or be heard regarding the relief requested in the Motion and provided in this Order was afforded to all parties in interest.

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H. Compliance with the Bidding Procedures Order. As demonstrated by the evidence proffered or adduced at the Sale Hearing and the representations of counsel at the Sale Hearing, the Debtors have complied in all material respects with the Bidding Procedures Order. The Debtors and their professionals have adequately and appropriately marketed the Assets, including the Acquired Assets, in compliance with the Bidding Procedures and the Bidding Procedures Order, and in accordance with the proper discharge of the Debtors’ fiduciary duties. Based upon the record of these proceedings, creditors, other parties in interest, and prospective purchasers were afforded a reasonable and fair opportunity to bid for the Assets, including the Acquired Assets. The Bidding Procedures were substantively and procedurally fair to all parties and all potential bidders and afforded notice and a full, fair, and reasonable opportunity for any person to make a higher or otherwise better offer to purchase the Acquired Assets. The Debtors conducted the sale process without collusion and in accordance with the Bidding Procedures. The Purchaser, Purchaser Related Parties (as defined below), the WBS Ad Hoc Group, the Prepetition Trustees, and the DIP Agent participated in the sale process without collusion and in accordance with the Bidding Procedures. In accordance with the Bidding Procedures Order, the Purchaser is the designated Successful Bidder for the Acquired Assets, and the Purchase Agreement is designated the Successful Bid for the Acquired Assets enumerated therein.

I. The Transaction, including the form and total consideration to be realized by the Debtors under the Purchase Agreement, (i) constitutes the highest or otherwise best offer received by the Debtors for the Acquired Assets; (ii) is fair and reasonable; and (iii) is in the best interests of the Debtors, their estates, their creditors, and other parties in interest.

J. Business Judgment. The Debtors’ determination that the consideration provided by the Purchaser under the Purchase Agreement constitutes the highest or otherwise best offer for the Acquired Assets is reasonable and constitutes a valid and sound exercise of the Debtors’ business judgment.

K. The Debtors have demonstrated good, sufficient, and sound business reasons and justifications for entering into the Transaction and the performance of their obligations under the Purchase Agreement including, but not limited to, the fact that (i) the consideration provided by the Purchaser under the Purchase Agreement will provide a greater recovery for the Debtors’ estates than would be provided by any other available alternative, including a separate liquidation of the Acquired Assets; and (ii) unless the Transaction is concluded expeditiously as provided for in the Motion and pursuant to the Purchase Agreement, creditor recoveries will be diminished.

L. Corporate Authority. The Debtors (i) have full corporate power and authority to execute and deliver the Purchase Agreement and all other documents contemplated thereby, (ii) have all of the necessary corporate power and authority to consummate the Transaction, (iii) have taken all corporate action necessary to authorize and approve the Purchase Agreement, and the consummation of the Transaction, and (iv) subject to entry of this Order, need no consents or approvals, including any consents or approvals from any non-Debtor entities, other than those expressly set forth in the Purchase Agreement or this Order, to consummate the Transaction.

M. Good Faith. The sale process engaged in by the Debtors and the Purchaser including, without limitation, the Auction, which was conducted in accordance with the Bidding Procedures and the Bidding Procedures Order, and the negotiation of the Purchase Agreement, was at arm’s-length, non-collusive, conducted in good faith, and substantively and procedurally fair to all parties in interest. Neither the Debtors, the Purchaser, the Purchaser Related Parties, the WBS Ad Hoc Group, the Prepetition Trustees, nor the DIP Agent has engaged in any conduct that would cause or permit the Purchase Agreement or the Transaction to be avoided, or costs or damages to be imposed, under section 363(n) of the Bankruptcy Code.

N. The Debtors, the Purchaser, the Purchaser Related Parties, the WBS Ad Hoc Group, the Prepetition Trustees, and the DIP Agent have complied, in good faith, in all respects with the Bidding Procedures Order and the Bidding Procedures. The Debtors, the Debtors’ management, boards of directors, Special Committees, employees, agents, advisors, and representatives (in each case, other than Andrew Wiederhorn, his family members, or any entities they control), the Purchaser, the Purchaser Related Parties, the WBS Ad Hoc Group, the Prepetition Trustees, the DIP Agent and each of their respective employees, agents, advisors and representatives, each actively participated in the bidding process and in the Auction, and each acted in good faith and without collusion or fraud of any kind. The Purchaser subjected its bid to competitive bidding in accordance with the Bidding Procedures and was designated the Successful Bidder for the Acquired Assets in accordance with the Bidding Procedures and the Bidding Procedures Order.

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O. The Purchaser is a good faith buyer within the meaning of section 363(m) of the Bankruptcy Code, and is therefore entitled to the full protection of that provision in respect of the Transaction, each term of the Purchase Agreement (and any ancillary documents executed in connection therewith) and each term of this Order, and otherwise has proceeded in good faith in all respects in connection with this proceeding. Neither the Debtors, the Purchaser, the Purchaser Related Parties, the WBS Ad Hoc Group, the Prepetition Trustees, nor the DIP Agent has engaged in any conduct that would prevent the application of section 363(m) of the Bankruptcy Code. The Debtors, on behalf of their estates, were free to deal with any other party interested in buying some or all of the Assets, including the Acquired Assets. The protections afforded by section 363(m) of the Bankruptcy Code are integral to the Transaction and the Purchaser would not consummate the Transaction without such protections.

P. The form and total consideration to be realized by the Debtors under the Purchase Agreement constitutes fair value, fair, full, and adequate consideration, reasonably equivalent value, and reasonable market value for the Acquired Assets and the RT Assets, as applicable.

Q. Purchaser is not an Insider. Neither the Purchaser nor any of its principals, affiliates, officers, directors, managers, shareholders, members or any of their respective successors or assigns is an “insider” of the Debtors, as that term is defined under section 101(31) of the Bankruptcy Code. No common identity of directors, managers, controlling shareholders, or members exists between the Debtors and the Purchaser.

R. No Fraudulent Transfer. The consideration provided by the Purchaser for the Acquired Assets pursuant to the Purchase Agreement (i) is fair and reasonable, (ii) is the highest and best offer for the Acquired Assets, (iii) will provide a greater recovery for the Debtors’ creditors and estates than would be provided by any other practical available alternative, and (iv) constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, and each state, territory, possession, and the District of Columbia.

S. The Purchase Agreement was not entered into, and neither the Debtors nor the Purchaser has entered into the Purchase Agreement or propose to consummate the Transaction, for the purpose of (i) escaping liability for any of the Debtors’ debts, or (ii) hindering, delaying or defrauding the Debtors’ present or future creditors, for the purpose of statutory and common law fraudulent conveyance and fraudulent transfer claims whether under the Bankruptcy Code or under the laws of the United States, any state, territory, possession thereof or the District of Columbia or any other applicable jurisdiction with laws substantially similar to the foregoing.

T. Free and Clear. The Debtors are authorized to sell the Acquired Assets free and clear of all Liens, Claims, and Interests, other than Assumed Liabilities and Permitted Liens (each as defined in the Purchase Agreement), with the Liens, Claims, or Interests attaching to whatever cash proceeds of the Transaction, if any, exist following the Closing and all payments contemplated thereby, with the same nature, validity, priority, extent, perfection, and force and effect that the Liens, Claims, or Interests that encumbered the Acquired Assets immediately prior to the entry of this Order had, because, with respect to each creditor or other person or entity asserting a Lien, Claim, or Interest, one or more of the standards set forth in section 363(f)(l)–(5) of the Bankruptcy Code has been satisfied. The Debtors have, to the extent necessary, satisfied the requirements of section 363(b)(1) of the Bankruptcy Code.

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U. Each creditor or other person or entity asserting a Lien, Claim, or Interest in the Acquired Assets: (i) has, subject to the terms and conditions of this Order, consented, or is deemed to have consented, to the Transaction, (ii) could be compelled in a legal or equitable proceeding to accept money satisfaction of such Lien, Claim, or Interest, or (iii) otherwise falls within the provisions of section 363(f) of the Bankruptcy Code. Those holders of the Liens, Claims, and Interests who did not object (or who ultimately withdrew their objections, if any) to the sale of the Acquired Assets and Transaction or the Motion are deemed to have consented to the Motion, sale of the Acquired Assets, and Transaction pursuant to section 363(f)(2) of the Bankruptcy Code.

V. The Purchaser would not have entered into the Purchase Agreement and would not consummate the transactions contemplated thereby, including, without limitation, the Transaction, if (i) the transfer of the Acquired Assets were not free and clear of all Liens, Claims, and Interests or (ii) the Purchaser would, or in the future could, be liable for or subject to any such Liens, Claims, and Interests based on any transferee or successor liability.

W. The Purchaser will not consummate the Transaction, unless this Court expressly orders that none of (i) the Purchaser, (ii) the Purchaser’s affiliates (including, without limitation, TWNPKs Top Co. LLC (“TopCo”)), principals (including, without limitation, the Prepetition Trustees and the DIP Agent), successors, assigns, employees, agents, professionals, representatives, financing sources, lenders, debtholders (including all members of the WBS Ad Hoc Group), or direct or indirect members, managers, shareholders, equityholders, or owners (such parties in this subclause (ii), the “Purchaser Related Parties”)), or (iii) upon Closing, any of the Acquired Assets will have any liability whatsoever with respect to, or be required to satisfy in any manner, whether at law or equity, or by payment, setoff (except for setoffs exercised prior to the Petition Date, motions seeking authority to setoff filed in the Chapter 11 Cases, or timely filed proofs of claim asserting setoff rights), or otherwise, directly or indirectly, any Liens, Claims, and Interests. Not transferring the Acquired Assets free and clear of all Liens, Claims, and Interests would adversely impact the Debtors’ efforts to maximize the value of their estates, and the transfer of the Acquired Assets other than pursuant to a transfer that is free and clear of all Liens, Claims, and Interests would be of substantially less benefit to the Debtors’ estates.

X. The Purchaser would not have entered into the Purchase Agreement and would not consummate the Transaction if: (i) the Purchaser would not be authorized, as of the Closing, to operate under or renew any license, permit, registration, and governmental authorization or approval of the Debtors with respect to the Acquired Assets; (ii) such licenses, permits, registrations, and governmental authorizations or approvals would not be deemed to have been transferred to the Purchaser as of the Closing (except as expressly set forth under the Purchase Agreement); and (iii) existing licenses or permits applicable to the business would not remain active and in place for the Purchaser’s benefit until either new licenses and permits are obtained or existing licenses and permits are transferred.

Y. No Successor, Transferee, or Similar Liability. The Transaction does not amount to a consolidation, merger, or de facto merger of either the Purchaser, on the one hand, and any of the Debtors and/or their estates, on the other. There is not substantial continuity between either the Purchaser on the one hand, and the Debtors, on the other. There is no continuity of enterprise between either the Purchaser, on the one hand, and the Debtors, on the other. The Purchaser is not (i) a mere continuation of the Debtors or their estates or (ii) a successor to the Debtors or their estates.

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Z. Without limiting the generality of the foregoing, none of the Purchaser, any Purchaser Related Party, the WBS Ad Hoc Group, the Prepetition Trustees, the DIP Agent, or the Acquired Assets will have any liability whatsoever with respect to, or be required to satisfy in any manner, whether at law or equity, or by payment, setoff (except for setoffs exercised prior to the Petition Date, motions seeking authority to setoff filed in the Chapter 11 Cases, or timely filed proofs of claim asserting setoff rights), or otherwise, directly or indirectly, any Liens, Claims, and Interests relating to any U.S. federal, state or local income tax liabilities arising under or related to the Closing of the Transaction or otherwise incurred by the Debtors.

AA. Validity of Transfer. The consummation of the Transaction is legal, valid and properly authorized under all applicable provisions of the Bankruptcy Code, including, without limitation, sections 105(a), 363(b), 363(f), 363(m), 365(a), 365(b) and 365(f) thereof, and all of the applicable requirements of such sections have been complied with in respect of the Transaction. Upon the Closing (as defined in the Purchase Agreement), the Purchaser shall be fully and irrevocably vested in all right, title, and interest in, and to, each of the Acquired Assets.

BB. The Purchase Agreement has been duly and validly executed and delivered by the Debtors and Purchaser, and subject to the terms of the Purchase Agreement, shall constitute valid and binding obligations of the Debtors, enforceable against the Debtors in accordance with its terms. The Purchase Agreement, the Transaction, and the consummation thereof shall be specifically enforceable against and binding upon (without posting any bond) the Debtors and any chapter 7 or chapter 11 trustee appointed in the Chapter 11 Cases (or any successor case(s)), and shall not be subject to rejection or avoidance for any reason by the foregoing parties or any other person.

CC. Compelling Circumstances for an Immediate Sale. To maximize the value of the Acquired Assets, it is essential that the Transaction occur within the time constraints set forth in the Purchase Agreement. Time is of the essence in consummating the Transaction. Accordingly, there is cause to waive the stays provided for in Bankruptcy Rules 6004 and 6006.

DD. The Debtors have demonstrated compelling circumstances and a good, sufficient, and sound business purpose and justification for the immediate approval and consummation of the Transaction, prior to, and outside of, a chapter 11 plan because, among other things, the Debtors’ estates would suffer irreparable harm if the relief requested in the Motion is not granted on an expedited basis. The Transaction neither impermissibly restructures the rights of the Debtors’ creditors nor impermissibly dictates the terms of a chapter 11 plan for the Debtors, and therefore, does not constitute a sub rosa plan.

EE. Credit Bid. Pursuant to the Bidding Procedures Order and applicable law, including Sections 363(b) and 363(k) of the Bankruptcy Code, and in accordance with the Final DIP Order3, the Purchaser was authorized to credit bid certain claims for the Acquired Assets as contemplated in the Purchase Agreement, the Closing Steps Plan, and the letter dated as of April 24, 2026 by TWNPKS Top Co. LLC and FBG Top Co., LLC included in the Purchaser’s Qualified Bid materials (the “Exchange Commitment Letter”). The Credit Bid on the terms set forth in the Purchase Agreement, Closing Steps Plan, and Exchange Commitment Letter is valid and proper consideration pursuant to Sections 363(b) and 363(k) of the Bankruptcy Code, the Bidding Procedures Order, and the Final DIP Order. No cause exists to limit the amount of the Credit Bid pursuant to Section 363(k) of the Bankruptcy Code or otherwise.

[3]	“Final DIP Order” means the Final Order (I) Authorizing the Debtors to Use Cash Collateral and Obtain Secured Postpetition Financing; (II) Granting Liens and Superpriority Administrative Claims; (III) Providing Adequate Protection; and (IV) Granting Related Relief.

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FF. Assumption, Assignment and/or Transfer of the Assumed Contracts. The Debtors have demonstrated (a) that it is an exercise of their sound business judgment to assume and assign the executory contracts and unexpired leases (the “Assumed Contracts”) set forth on the schedule of Designated Contracts attached to the Purchase Agreement as Schedule 2.6(b) (the “Cure Schedule”) to the Purchaser in connection with the consummation of the Transaction and (b) that the assumption and assignment of the Assumed Contracts to the Purchaser (or its designees) is in the best interests of the Debtors, their estates, their creditors, and other parties in interest. The Assumed Contracts are an integral component of the Transaction and, accordingly, such assumption, assignment and cure of any defaults under the Assumed Contracts are reasonable and enhance the value of the Debtors’ estates. Each and every provision of the documents governing the Acquired Assets or applicable non-bankruptcy law that purports to prohibit, restrict, or condition, or could be construed as prohibiting, restricting, or conditioning assignment of any of the Acquired Assets (including, without limitation, any provision related to intellectual property connected to the Acquired Assets), if any, has been or will be satisfied or are otherwise unenforceable under section 365 of the Bankruptcy Code. Any non-Debtor counterparty to an Assumed Contract that has not filed with the Court an objection to such assumption and assignment in accordance with the terms of the Motion is deemed to have consented to such assumption and assignment, including as to any applicable Cure Costs.

GG. To the extent necessary or required by applicable law, the Purchaser, on behalf of the Debtors, will have as of the Closing: (i) cured, or provided adequate assurance of cure, of any default existing prior to the Closing with respect to the Assumed Contracts, within the meaning of sections 365(b)(1)(A) and 365(f)(2)(A) of the Bankruptcy Code, and (ii) provided compensation, or adequate assurance of compensation, to any party for any actual pecuniary loss to such party resulting from such default, within the meaning of section 365(b)(1)(B) of the Bankruptcy Code. Except as otherwise set forth herein, the respective cure amounts (“Cure Costs”) set forth on the Cure Schedule are the sole amounts necessary under sections 365(b)(1)(A) and 365(f)(2)(A) of the Bankruptcy Code to cure all such monetary defaults and pay all actual pecuniary losses under the Assumed Contracts. The effectiveness of the assignment of an Assumed Contract to the Purchaser is subject to (a) the terms of the Purchase Agreement and (b) the satisfaction of the applicable Cure Cost for such Assumed Contract (unless waived by the applicable contract Counterparty or otherwise resolved by written agreement among the Purchaser and contract Counterparty).

HH. The promise of the Purchaser to perform the obligations first arising under the Assumed Contracts after their assumption and assignment to the Purchaser constitutes adequate assurance of future performance within the meaning of sections 365(b)(1)(C) and 365(f)(2)(B) of the Bankruptcy Code to the extent that any such assurance is required and not waived by the counterparties to such Assumed Contracts. Any objections to the foregoing, the determination of any Cure Costs, or otherwise related to or in connection with the assumption, assignment, or transfer of any of the Assumed Contracts to the Purchaser are hereby overruled on the merits. Those non-Debtor counterparties to Assumed Contracts who did not object to the assumption, assignment, or transfer of their applicable Assumed Contract, or to their applicable Cure Cost, are deemed to have consented thereto for all purposes of this Order.

II. The assumption and assignment of the Assumed Contracts (i) is necessary to sell the Acquired Assets to the Purchaser, (ii) allows the Debtors to sell a portion of their business to the Purchaser as a going concern, (iii) limits the losses suffered by counterparties to the Assumed Contracts, and (iv) maximizes the recoveries to other creditors of the Debtors by limiting the amount of claims against the Debtors’ estates by avoiding the rejection of the Assumed Contracts.

JJ. The legal and factual bases set forth in the Motion and presented at the Sale Hearing establish just cause for the relief granted herein.

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NOW, THEREFORE, IT IS HEREBY ORDERED THAT:

1. The Motion is granted as provided herein, and entry into and performance under, and in respect of, the Purchase Agreement and any ancillary agreement contemplated under the Purchase Agreement, and the consummation of the Transaction contemplated thereby is authorized and approved.

2. Any objections and responses to the Motion or the relief requested therein (except with respect to Cure Cost objections, which shall be determined pursuant to paragraphs 31–36 and 31–36) that have not been withdrawn, waived, settled, or resolved, and all reservations of rights included in such objections and responses, are overruled on the merits and denied with prejudice. All persons and entities given notice of the Motion that failed to object timely thereto are deemed to consent to the relief granted herein, including for purposes of sections 363(f)(2), 365(c)(1), and 365(e)(2) of the Bankruptcy Code.

3. Notice of the Motion and Sale Hearing was adequate, appropriate, fair and equitable under the circumstances and complied in all respects with section 102(1) of the Bankruptcy Code and Bankruptcy Rules 2002, 6004, and 6006 and the Bidding Procedures Order, and as such no further or other notice is required.

A. Approval of the Purchase Agreement

4. The Purchase Agreement, all ancillary documents (including the Closing Steps Plan appended to the Purchase Agreement and the Exchange Commitment Letter appended to the Purchaser’s Qualified Bid materials), the Transaction contemplated thereby, and all the terms and conditions thereof are approved. The failure to include any particular provision of the Purchase Agreement in this Order shall not diminish or impair the effectiveness of such provision and the Court hereby authorizes and approves the Purchase Agreement and any ancillary documents contemplated thereby in their entirety.

5. The Exchange Commitment Letter is hereby authorized and approved in its entirety, pursuant to which TopCo, as duly appointed agent for the DIP Lenders and the Prepetition Securitization Noteholders (as defined in the Declaration of John C. DiDonato in Support of Debtors’ Chapter 11 Petitions and First Day Relief [Docket No. 15] (the “First Day Declaration”)), has committed at Closing to: (i) credit bid and cancel certain DIP Obligations and Prepetition Secured Obligations as set forth in the Purchase Agreement and Exchange Commitment Letter; and (ii) receive in exchange therefor the TopCo Equity and the New Notes (each as defined in the Exchange Commitment Letter, and together defined as the “New Securities”), which shall be distributed pro rata to the holders of claims subject to the Credit Bid. The transactions contemplated by the Exchange Commitment Letter are authorized pursuant to Sections 105(a), 363, and 365 of the Bankruptcy Code and this Order, and each of the Debtors, the Purchaser, and TopCo is authorized to consummate all transactions contemplated by the Exchange Commitment Letter at Closing, without further notice to or order of this Court. All persons and entities are hereby permanently enjoined and barred from (a) taking any action to interfere with, reverse, rescind, or otherwise challenge the exchange and cancellation of the claims subject to the Credit Bid or the issuance of the New Securities as contemplated by the Exchange Commitment Letter; and (b) asserting any claim or cause of action against the Purchaser, the Purchaser Related Parties, the WBS Ad Hoc Group, the Prepetition Trustees, the DIP Agent, or each of their respective affiliates, agents, representatives, successors, or assigns in connection with or arising from the transactions contemplated by the Exchange Commitment Letter. For the avoidance of doubt, nothing in this paragraph shall limit any consent right the Prepetition Trustees or the DIP Agent may hold with respect to the implementation of the Transaction under the Prepetition Indentures, DIP Credit Agreement, or any other agreement related to the Transactions.

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6. The Debtors and their respective officers, employees and agents are authorized and directed to take any and all actions necessary, appropriate or reasonable to perform, consummate, implement and close the Transaction, including, without limitation, (i) the sale to the Purchaser of all Acquired Assets, in accordance with the terms and conditions set forth in the Purchase Agreement and this Order, (ii) execution, acknowledgment and delivery of such deeds, assignments, conveyances and other assurance, documents and instruments of transfer and any action for the purposes of assigning, transferring, granting, conveying and confirming to the Purchaser, or reducing to possession, the Acquired Assets, and (iii) execution, acknowledgment and delivery of documents and the taking of all other steps necessary to (a) facilitate distributions (pursuant to the Closing Steps Plan) on account of, and (b) cancel the obligations comprising, the Credit Bid, including, without limitation, through the facilities of the Depository Trust Company (“DTC”) or on the books and records of the Trustee or the DIP Agent, as applicable, all without further order of this Court; provided, that, the Debtors (x) shall not be responsible for determining the allocation of New Securities to be distributed to Prepetition Noteholders under the Exchange Commitment Letter and shall bear no liability to any party with respect to such allocation, and (y) shall not have any liability to pay, other than professional fees and expenses, amounts with respect to (i) any sale, transfer or assignment of any Securitization Notes (as defined in the First Day Declaration), through DTC or otherwise, in connection with the Credit Bids, (ii) any cancellation order or instruction letter related to the sale, transfer or assignment of any Securitization Notes delivered through DTC or otherwise or (iii) the issuance of the New Securities pro rata to the holders of claims subject to the Credit Bid; and provided, further, that neither the DIP Agent nor any Prepetition Trustee shall bear any responsibility, expense or liability with respect to the Exchange Commitment Letter or the implementation of the transactions contemplated thereby, and it being expressly understood that all costs associated with implementing the transactions set forth in the Exchange Commitment Letter shall be borne by the Debtors (subject to the Wind-Down Budget) or TopCo, as applicable. The Debtors are further authorized to pay, without further order of this Court, whether before, at or after the Closing, any expenses or costs that are required to be paid by the Debtors under the Purchase Agreement, this Order, or the Bidding Procedures Order, in order to consummate the Transaction or perform their obligations under the Purchase Agreement.

7. Except with respect to Assumed Liabilities and Permitted Liens (including Cure Costs), all persons and entities, including, without limitation, the Debtors, the Debtors’ estates, any and all debt security holders, equity security holders, governmental tax and regulatory authorities, lenders, customers, vendors, franchisees, landlords, or other trade creditors, employees, former employees, litigation claimants, trustees, and any other creditors (or any affiliate, agent, representative, successor, or assign of any of the foregoing) who may or do hold Liens, Claims, and Interests against the Debtors or the Acquired Assets, arising under or out of, in connection with, or in any way relating to, the Debtors, the Acquired Assets, the operation or ownership of the Acquired Assets by the Debtors prior to the Closing, or the Transaction, are hereby prohibited, forever barred, estopped, and permanently enjoined from asserting or pursuing such Liens, Claims, and Interests against the Purchaser, any Purchaser Related Party, their property, or upon Closing, the Acquired Assets, including, without limitation, taking any of the following actions with respect to any Liens, Claims, and Interests: (i) commencing or continuing in any manner any action, whether at law or in equity, in any judicial, administrative, arbitral, or any other proceeding, against the Purchaser, any Purchaser Related Party, or their properties (including, upon Closing, the Acquired Assets); (ii) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order against the Purchaser, any Purchaser Related Party, or their properties (including, upon Closing, the Acquired Assets); (iii) creating, perfecting, or enforcing any Claim against the Purchaser, any Purchaser Related Party, the Prepetition Trustees, the DIP Agent, or their properties (including, upon Closing, the Acquired Assets); (iv) asserting a Claim as a setoff (except for setoffs exercised prior to the Petition Date, motions seeking authority to setoff filed in the Chapter 11 Cases, or timely filed proofs of claim asserting setoff rights), or right of subrogation, of any kind against any obligation due against the Purchaser or any Purchaser Related Party; or (v) commencing or continuing any action in any manner or place that does not comply, or is inconsistent, with the provisions of this Order, the Purchase Agreement, or the agreements or actions contemplated or taken in respect thereof, including the Debtors’ ability to transfer the Acquired Assets to the Purchaser in accordance with the terms of this Order and the Purchase Agreement. No such Person shall assert or pursue any such Claim against the Purchaser or any Purchaser Related Party.

8. The sale of the Acquired Assets to the Purchaser under the Purchase Agreement constitutes a transfer for reasonably equivalent value and fair consideration under the Bankruptcy Code and laws of all applicable jurisdictions, including, without limitation, the laws of each jurisdiction in which the Acquired Assets are located, and the sale of the Acquired Assets to the Purchaser may not be avoided under any statutory or common law fraudulent conveyance and fraudulent transfer theories whether under the Bankruptcy Code or under the laws of the United States, any state, territory, possession thereof or the District of Columbia or any other applicable jurisdiction with laws substantially similar to the foregoing.

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B. Transfer of the Acquired Assets Free and Clear

9. Except with respect to the Assumed Liabilities and Permitted Liens (including Cure Costs), to the fullest extent permitted by, and pursuant to, sections 105(a) and 363(f) of the Bankruptcy Code, the Acquired Assets shall be sold and the New Securities shall be transferred to TopCo, as agent for the Prepetition Secured Parties, in each case free and clear of all Liens, Claims, and Interests, including, without limitation:

i.	liens (including, without limitation, mechanics’, materialmens’, and other consensual and non-consensual liens and statutory liens), mortgages, restrictions, hypothecations, charges of any kind or nature, indentures, loan agreements, instruments, leases, subleases, capital leases, encroachments, licenses, burdens, options, privileges, deeds of trust, security interests, equity interests, conditional sale or other title retention agreements, covenants, pledges, judgments, demands, guarantees, encumbrances, easements, defects in title, servitudes, regulatory violations by any governmental entity (to the extent permitted by law), decrees of any court or foreign or domestic governmental entity, and debts arising in any way in connection with any agreements, acts, or failures to act;

ii.	interests, obligations, liabilities, demands, guaranties, options, restrictions, and contractual or other commitments;

iii.	rights, including, without limitation, rights of first refusal, rights of offset (except for offsets exercised prior to the Petition Date, motions seeking authority to setoff filed in the Chapter 11 Cases, or timely filed proofs of claim asserting setoff rights), rights of setoff, rights of way, recoupment rights, contract rights, subrogation rights, exoneration rights, labor rights, equitable rights, employment rights, pension rights, and rights of recovery;

iv.	to the extent permitted by law, charges or restrictions of any kind or nature, including, without limitation, any restriction on the use, transfer, receipt of income or other exercise of any attributes of ownership of the Acquired Assets, including, without limitation, consent of any Person to assign or transfer any of the Acquired Assets;

v.	debts arising in any way in connection with any agreements, acts, or failures to act, of the Debtors or any of the Debtors’ predecessors or affiliates; and

vi.	claims (as that term is defined under section 101(5) of the Bankruptcy Code), including claims for reimbursement, contribution claims, indemnity claims, subrogation claims, exoneration claims, alter-ego claims, products liability claims, environmental claims (including, without limitation, toxic tort claims) labor claims, pension claims, tax claims, intercompany claims (including any claims related to Management Fees or Manager Advances (as defined in the Final DIP Order)), all claims asserted by the Resid Noteholders against or related to any of the Debtors(including any Resid Management Fee Claims (as defined below)), claims against the Debtors’ prepetition and postpetition directors and officers, equitable claims, including claims that may be secured or entitled to priority under the Bankruptcy Code, tax claims, reclamation claims, adverse claims of any kind, and pending litigation claims;

whether known or unknown, choate or inchoate, filed or unfiled, scheduled or unscheduled, noticed or unnoticed, recorded or unrecorded, perfected or unperfected, allowed or disallowed, contingent or non-contingent, liquidated or unliquidated, matured or un-matured, material or nonmaterial, disputed or undisputed, whether arising prior to or during the Debtors’ bankruptcy cases, and whether imposed by agreement, understanding, law, equity, or otherwise, including claims otherwise arising under any theory, law, or doctrine of successor liability or related theories, and whether occurring or arising before, on or after the Petition Date, or occurring or arising prior to the Closing (each, a “Lien, Claim, or Interest” and collectively, the “Liens, Claims, and Interests”); provided, that the foregoing definition of Liens, Claims and Interests is not inclusive of the Assumed Liabilities and Permitted Liens.

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10. Effective as of the Closing, all of the Debtors’ right, title and interest in and to, and possession of, the Acquired Assets and the New Securities shall be immediately vested in the Purchaser pursuant to sections 105(a), 363(b), and 363(f) of the Bankruptcy Code free and clear of any and all Liens, Claims, and Interests. Such transfer shall constitute a legal, valid, binding and effective transfer of, and shall vest the Purchaser with, all of the Debtors’ right, title and interest in and to, and possession of the Acquired Assets. All persons or entities, presently or on or after the Closing, in possession of some or all of the Acquired Assets are authorized and directed to surrender possession of the Acquired Assets to the Purchaser on the Closing or at such time thereafter as the Purchaser may request.

11. This Order is and shall be binding upon and govern the acts of all entities, including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, registrars of patents, trademarks or other intellectual property, administrative agencies, governmental departments, secretaries of state, federal and local officials, DTC, and all other persons and entities who may be required by operation of law, the duties of their office or contract, to accept, file, register or otherwise record or release any documents or instruments; and each of the foregoing persons and entities is hereby authorized to accept for filing any and all of the documents and instruments necessary and appropriate to consummate the Transaction.

12. All persons are hereby prohibited and enjoined from taking any action that would adversely affect or interfere with, or that would be inconsistent with, the ability of the Debtors to effectuate the Transaction, including the sale and transfer of the Acquired Assets to the Purchaser in accordance with the terms of the Purchase Agreement, the Transaction documents, or this Order, and the exchange of certain DIP Obligations and Prepetition Secured Obligations for the New Securities as set forth in the Exchange Commitment Letter.

13. Except with respect to Assumed Liabilities and Permitted Liens (including Cure Costs), all persons and entities (and their respective successors and assigns), including, but not limited to, any and all debt security holders, equity security holders, affiliates, foreign, federal, state and local governmental, tax and regulatory authorities, lenders, customers, vendors, franchisees, landlords, or other trade creditors, employees, former employees, litigation claimants and other creditors holding Liens, Claims, and Interests against the Debtors or the Acquired Assets arising under or out of, in connection with, or in any way relating to, the Debtors, the Debtors’ predecessors, affiliates, directors, officers, or other insiders, the Acquired Assets, the ownership, sale or operation of the Acquired Assets prior to Closing or the transfer of the Acquired Assets to the Purchaser, are hereby forever barred, estopped and permanently enjoined from asserting or prosecuting any cause of action or any process or other act or seeking to collect, offset (except for offsets exercised prior to the Petition Date, motions seeking authority to setoff filed in the Chapter 11 Cases, or timely filed proofs of claim asserting setoff rights), or recover on account of any Liens, Claims, or Interests against the Purchaser, any Purchaser Related Party, or their property or, upon Closing, the Acquired Assets. Following the Closing, no holder of any Claim shall interfere with the Purchaser’s title to or use and enjoyment of the Acquired Assets based on or related to any such Claim or based on any action or omission of (i) any Debtor or (ii) of any director, officer, or insider of any Debtor to the extent such action or omission of such party relates to any Debtor.

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14. The Debtors are authorized and directed to execute such documents as may be necessary to release, upon Closing, any Liens, Claims, or Interests of any kind against the Acquired Assets as such Liens, Claims, or Interests may have been recorded or may otherwise exist. If any person or entity that has filed financing statements, lis pendens or other documents or agreements evidencing Liens, Claims, or Interests against or in the Acquired Assets shall not have delivered to the Debtors prior to the Closing of the Transaction, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases of all Liens, Claims, and Interests that such person or entity has with respect to the Acquired Assets: (i) the Debtors are hereby authorized and directed to execute and file such statements, instruments, releases and other documents on behalf of such person or entity with respect to the Acquired Assets; (ii) the Purchaser is hereby authorized to file, register or otherwise record a certified copy of this Order, which, once filed, registered or otherwise recorded, shall constitute conclusive evidence of the release of all such Liens, Claims, and Interests against the Purchaser and the applicable Acquired Assets; (iii) the Debtors’ creditors and the holders of any Liens, Claims, and Interests are authorized to execute such documents and take all other actions as may be necessary to terminate, discharge or release their Liens, Claims, and Interests in the Acquired Assets; and (iv) the Purchaser may seek in this Court or any other court to compel appropriate parties to execute termination statements, instruments of satisfaction and releases of all such Liens, Claims, and Interests with respect to the Acquired Assets. This Order is deemed to be in recordable form sufficient to be placed in the filing or recording system of each and every federal, state, or local government agency, department or office, and such agencies, departments and offices are authorized to accept this Order for filing or recording. Notwithstanding the foregoing, the provisions of this Order authorizing the sale and assignment of the Acquired Assets free and clear of Liens, Claims, and Interests shall be self-executing, and neither the Debtors nor the Purchaser shall be required to execute or file releases, termination statements, assignments, consents or other instruments in order to effectuate, consummate and implement the provisions of this Order.

15. No governmental unit (as defined in section 101(27) of the Bankruptcy Code) or any representative thereof may deny, revoke, suspend or refuse to renew any right, copyright, patent, trademark or other permission, permit, license (including liquor licenses) or similar grant relating to the use or operation of the Acquired Assets on account of the filing or pendency of the Chapter 11 Cases or the consummation of the Transaction to the extent that any such action by a governmental unit or any representative thereof would violate section 525 of the Bankruptcy Code.

16. The Purchaser is hereby authorized, as of the Closing, to operate under any license, permit, registration, and governmental authorization or approval of the Debtors with respect to the Acquired Assets, and all such licenses, permits, registrations, and governmental authorizations or approvals are deemed to have been, and hereby are, directed to be transferred to such Purchaser as of the Closing (except as expressly set forth under the Purchase Agreement). All existing licenses or permits applicable to the business shall remain active, in place, and, as applicable, shall be renewed for the Purchaser’s benefit until either new licenses and permits are obtained or existing licenses and permits are transferred in accordance with the Purchase Agreement and applicable administrative procedures. To the extent any license or permit necessary for the operation of the business is not an assumable and assignable executory contract, the Purchaser shall make reasonable efforts to apply for and obtain any such license or permit promptly after the Closing, and the Debtors shall cooperate reasonably with the Purchaser in those efforts.

17. Possession of any and all alcohol inventory shall be surrendered to the Purchaser at the earliest of (i) immediately following Closing where allowed by applicable law; (ii) receipt by the Purchaser of authorization from the applicable Governmental Entity where required by applicable law; or (iii) receipt by the Purchaser of the applicable liquor license; provided that possession of such inventory shall not be surrendered to the Purchaser if doing so would violate applicable law in each applicable jurisdiction and surrender of possession of such inventory may be completed as a result of transferring the premises subject to Assumed Contracts that constitute unexpired leases where such inventory is located to the Purchaser.

18. With regard to the sale of alcohol at the premises subject to Assumed Contracts that constitute unexpired leases, the Debtors and all other parties in interest shall reasonably cooperate with and reasonably support the Purchaser in executing such applications and furnishing such documents as are necessary for the Purchaser to obtain, in its name, a temporary new alcohol beverage license or transferred liquor license. To the fullest extent allowed by applicable law, the Purchaser may continue to operate at such locations under existing Deferred Licenses and any other licenses needed to operate at such premises, with no interruption of the business conducted at the premises, until the Deferred Licenses and other licenses have been transferred to the Purchaser, or new alcohol beverage licenses and other licenses and permits have been issued to the Purchaser.

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C. No Successor or Transferee Liability

19. Upon the Closing, except with respect to Assumed Liabilities and Permitted Liens, the entry of this Order and the approval of the terms of the Purchase Agreement shall mean that the Purchaser, any Purchaser Related Party, the WBS Ad Hoc Group, the Prepetition Trustees, and DIP Agent, as a result of any action taken in connection with the Purchase Agreement, the consummation of the Transaction contemplated thereby, or the transfer or operation of the Acquired Assets, shall not be deemed to: (i) be a legal successor or successor employer of or to any Debtor (including with respect to any health or benefit plans), or otherwise be deemed a successor of or to any Debtor, and shall instead be, and be deemed to be, a new employer with respect to all federal or state unemployment laws, including any unemployment compensation or tax laws, or any other similar federal or state laws; (ii) have, de facto, or otherwise, merged or consolidated with or into any Debtor; or (iii) be an alter ego or a mere continuation or substantial continuation of any Debtor or the enterprise of any Debtor, including, in the case of each of (i)–(iii), without limitation, (a) within the meaning of any foreign, federal, state or local revenue law, pension law, the Employee Retirement Income Security Act, the Consolidated Omnibus Budget Reconciliation Act, the WARN Act (29 U.S.C. §§ 2101 et seq.) (“WARN”), to the greatest degree allowed by applicable law the Comprehensive Environmental Response Compensation and Liability Act (“CERCLA”), the Fair Labor Standard Act, Title VII of the Civil Rights Act of 1964 (as amended), the Age Discrimination and Employment Act of 1967 (as amended), the Federal Rehabilitation Act of 1973 (as amended), the National Labor Relations Act, 29 U.S.C. § 151, et seq., or (b) in respect of (1) to the greatest degree allowed by applicable law, any environmental liabilities, debts, claims or obligations arising from conditions first existing on or prior to the Closing (including, without limitation, the presence of hazardous, toxic, polluting, or contaminating substances or wastes), which may be asserted on any basis, including, without limitation, under CERCLA, (2) any liabilities, penalties, costs, debts or obligations of, or required to be paid by, the Debtors for any taxes of any kind for any period or any labor, employment, or other law, rule or regulation (including, without limitation, filing requirements under any such laws, rules or regulations), or (3) any products liability law or doctrine with respect to the Debtors’ liability under such law, rule or regulation or doctrine.

20. Without limiting the generality of the foregoing, and except with respect to Assumed Liabilities and Permitted Liens (including Cure Costs), neither the Purchaser nor any Purchaser Related Party shall have any responsibility for any (i) liability or other obligation of the Debtors related to the Acquired Assets, or (ii) Claims against the Debtors or any of their predecessors or affiliates. By virtue of the Purchaser’s purchase of the Acquired Assets, neither the Purchaser nor any Purchaser Related Party shall have any liability whatsoever with respect to the Debtors’ (or their predecessors’ or affiliates’) respective businesses or operations or any of the Debtors’ (or its predecessors’ or affiliates’) obligations based, in whole or part, directly or indirectly, on any theory of successor or vicarious liability of any kind or character, or based upon any theory of antitrust, to the greatest degree allowed by applicable law environmental (including, but not limited to CERCLA), successor or transferee liability, de facto merger or substantial continuity, labor and employment (including, but not limited to, WARN) or products liability law, whether known or unknown as of the Closing, now existing or hereafter arising, asserted or unasserted, fixed or contingent, liquidated or unliquidated, including any liabilities or non-monetary obligations on account of the Debtors’ employment agreements or health or benefit plans, any settlement or injunction or any liabilities on account of any taxes arising, accruing or payable under, out of, in connection with, or in any way relating to the operation of the Acquired Assets prior to the Closing (collectively, with the potential claims set forth in paragraph 21, “Successor or Transferee Liability”). The Purchaser would not have acquired the Acquired Assets but for the foregoing protections against Successor or Transferee Liability.

21. None of the Purchaser or any Purchaser Related Party shall have or incur any liability to, or be subject to any action by the Debtors or any of their estates, predecessors, successors, or assigns, arising out of the negotiation, investigation, preparation, execution, delivery of the Purchase Agreement and any ancillary agreements contemplated thereby, or the entry into and consummation of the sale of the Acquired Assets.

22. Notwithstanding anything to the contrary in the Purchase Agreement, the Transaction and the execution, delivery, and/or recordation of any and all documents or instruments necessary or desirable to consummate it, are exempt from any and all stamp taxes, and/or sales, transfer, or other similar taxes, and any transfer fees or other similar costs incurred or assessed by any federal, state, local, or foreign taxing authority (including interest and penalties, if any) to the maximum extent permitted by applicable law. Pursuant to sections 105(a) and 363 of the Bankruptcy Code, all Governmental Units and Persons (as defined in sections 101(27) and 101(41) of the Bankruptcy Code, respectively) are hereby enjoined from taking any action against the Purchaser or any Purchaser Related Party to recover any claim which such Person or Governmental Unit has or may assert against the Debtors (as such claims exist immediately prior to the Closing) relating to a stamp, transfer tax, or similar tax arising from the transfer of the Acquired Assets to the Purchaser. The so-called “bulk sales,” “bulk transfer,” or other similar laws do not apply to the Transaction and the execution, delivery, and/or recordation of any and all documents or instruments necessary or desirable to consummate the Transaction.

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23. Neither the Purchaser, any Purchaser Related Party, nor any of the Acquired Assets shall assume, be liable for, or otherwise become obligated on or subject to any liabilities, obligations, or claims for taxes of any kind, including, without limitation, income, franchise, gross receipts, sales, use, transfer, employment, withholding, excise, ad valorem, property, transaction, or any other taxes, together with any interest, penalties, additions to tax, or additional amounts imposed with respect thereto, whether assessed or unassessed, disputed or undisputed, and whether imposed by any federal, state, local, or foreign taxing authority, of the Debtors or any of their predecessors or affiliates for any taxable period (or portion thereof) ending on or before the Closing or otherwise attributable to the period prior to the Closing, or otherwise arising or related to the Closing of the Transaction (collectively, “Tax Liabilities”), whether or not the Transaction, or any component thereof, is structured or treated as a reorganization pursuant to Section 368(a)(1)(G) of the Internal Revenue Code of 1986, as amended (the “Code” and such transaction, a “G Reorganization”), or any other non-taxable transaction under the Code.

24. Notwithstanding any provision of the Code, the Treasury Regulations promulgated thereunder (including, without limitation, Treasury Regulation § 1.1502-6), or any applicable federal, state, local, or foreign tax law to the contrary, and regardless of whether the Transaction or any component thereof qualifies as a G Reorganization, neither the Purchaser, any Purchaser Related Party, nor any of the Acquired Assets shall (i) be deemed a successor to any Debtor for purposes of any Tax Liabilities, (ii) have any liability for the taxes of any Debtor or any of their predecessors or affiliates under Treasury Regulation § 1.1502-6 (or any similar provision of state, local, or foreign law), by contract, as a transferee or successor, or otherwise, or (iii) be required to satisfy, assume, or otherwise become responsible for any Tax Liabilities, whether by operation of law, by virtue of the Transaction or any G Reorganization, or otherwise. Notwithstanding any other provision to the contrary herein or in the Purchase Agreement, the Tax Liabilities shall not constitute Assumed Liabilities or Permitted Liens under the Purchase Agreement or this Order; provided, however, pursuant to the order granting the Debtors’ Emergency Motion For Entry of an Order (I) Authorizing Entry Into and Performance Under the Settlement Term Sheet; (II) Approving, Pursuant to Bankruptcy Rule 9019, the Terms of the Global Settlement Contained Therein; and (III) Granting Related Relief [Docket No. 1333] (the order attached to the motion, the “Settlement Order” and, the settlement term sheet attached thereto as Exhibit A, the “Settlement Term Sheet”), a condition to consummation of the Credit Bids shall be the Debtors’, Creditors’ Committee, and the WBS Ad Hoc Group’s agreement on the tax structuring and funding of Taxes (as defined in the Settlement Term Sheet) arising from or in connection with the WBS Ad Hoc Group’s acquisition of the Debtors’ assets pursuant to the Credit Bids and any additional such taxes not related to the Credit Bids or otherwise incurred by the Debtors and their subsidiaries through the consummation of their wind-down.

25. All persons and entities, including, without limitation, all governmental units (as defined in section 101(27) of the Bankruptcy Code), federal, state, local, and foreign governmental, tax, and regulatory authorities, and any successors or assigns thereof, are hereby forever barred, estopped, and permanently enjoined from asserting against the Purchaser, any Purchaser Related Party, or the Acquired Assets any Tax Liabilities or any claim, lien, encumbrance, or interest of any kind on account of or arising from Tax Liabilities, whether arising under any theory of successor liability, transferee liability, joint and several liability, or otherwise, and whether arising under the Code, Treasury Regulations, or any federal, state, local, or foreign tax law. The protections set forth in this paragraph and the preceding paragraphs of this Section D are integral to the Transaction, and the Purchaser would not have entered into the Purchase Agreement or consummated the Transaction without such protections.

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D. Good Faith; Arm’s Length Sale

26. The Purchase Agreement has been negotiated, and the Transaction contemplated thereby is and has been undertaken, by the Debtors, the Purchaser, the Purchaser Related Parties, the WBS Ad Hoc Group, the Prepetition Trustees, the DIP Agent, and each of their respective agents, advisors and representatives at arm’s length, without collusion and in “good faith,” as such term is defined in section 363(m) of the Bankruptcy Code. Accordingly, the reversal or modification on appeal of the authorization provided herein to consummate the Transaction shall not affect the validity of the Transaction or any term of the Purchase Agreement and shall not permit the unwinding of the Transaction. The Purchaser is a good faith purchaser within the meaning of section 363(m) of the Bankruptcy Code and, as such, is entitled to the full protections under section 363(m) of the Bankruptcy Code.

27. Neither the Debtors, the Purchaser, the Purchaser Related Parties, nor the WBS Ad Hoc Group has engaged in any conduct that would cause or permit the Purchase Agreement or the Transaction contemplated thereby to be avoided, or for costs, or damages or costs, to be imposed, under section 363(n) of the Bankruptcy Code. The consideration provided by the Purchaser for the Acquired Assets under the Purchase Agreement is fair and reasonable, and the Transaction may not be avoided under section 363(n) of the Bankruptcy Code.

E. Related Relief

28. As of the Closing, this Order shall be construed and shall constitute for any and all purposes a full and complete general assignment, conveyance, and transfer of the Acquired Assets and/or a bill of sale or assignment transferring indefeasible title and interest in the Acquired Assets, including the Assumed Contracts, to the Purchaser.

29. All pending Cure Costs objections that have not been resolved pursuant to the procedures set forth in the Bidding Procedures Order or this Order shall be reserved for resolution or adjudication at such other date and time as may be fixed by the Court. Notwithstanding anything to the contrary herein, (i) the Debtors reserve the right to seek expedited consideration by the Court of any Cure Dispute if a consensual resolution of any Cure Dispute is not reached, and (ii) the Debtors may (after consultation with the Purchaser) reject any Designated Contract at any time if such Designated Contract becomes subject to a Contract Objection (including a Cure Dispute).

30. Notwithstanding anything to the contrary herein, the Purchaser shall have the right to designate, in writing, until the date that is the earlier of (i) sixty (60) days after the Closing Date (as defined in the Purchase Agreement) and (ii) confirmation of a chapter 11 plan involving the Sellers by the Court, any additional Designated Contract that the Purchaser wishes to include in the listing of Assumed Contracts to be assumed and assigned to the Purchaser and any previously Selected Designated Contract which the Purchaser no longer wishes the Debtors to assign to the Purchaser (or its designees); provided, that the validity of the assumption and assignment of any additionally designated Selected Designated Contracts shall be subject to the Debtors’ and the Purchaser’s compliance with the procedures set forth in the following paragraph (the “Supplemental Designation Procedures”). Notwithstanding the foregoing, the procedures for assuming and assigning any Reserved Agreements and Post-Closing Designated Agreements (each as defined in the Purchase Agreement) set forth in section 2.6(f) of the Purchase Agreement are approved in their entirety, and the Debtors shall provide notice of the assumption of such Post-Closing Designated Agreements and shall seek any order of the Court reasonably necessary for the assumption of such agreements as set forth therein.

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31. If any such additional Designated Contract was previously included in the Assumption Notice and if the Cure Cost listed on the Assumption Notice is not greater than the Purchaser’s proposed Cure Cost, such additional Designated Contract shall be deemed assumed and assigned to the Purchaser (or its designee) without any further order of the Court. If any such additional Designated Contract was not previously included in the Assumption Notice, or if the Cure Cost listed on the Assumption Notice for such additional Designated Contract is greater than the Purchaser’s proposed Cure Cost, then the Debtors shall file on the docket of the Chapter 11 Cases a notice (a “Supplemental Designation Notice”) of the proposed assumption and assignment of such previously undisclosed Designated Contracts and/or modified Cure Cost, as applicable, and serve such Supplemental Designation Notice on the applicable Counterparties. Any objection by a Counterparty to the assumption and assignment of a Designated Contract included on a Supplemental Designation Notice must (i) meet the requirements for Contract Objection set forth in the Assumption and Assignment Procedures approved under the Bidding Procedures Order and (ii) be served on the Objection Recipients and counsel to the Purchaser within seven (7) days after such Supplemental Designation notice was filed and served (the “Supplemental Objection Deadline”). A Counterparty’s failure to timely file a Contract Objection shall result in: (i) the applicable Designated Contract being assumed and assigned effective as of the Supplemental Objection Deadline, (ii) the applicable Designated Contract being treated as an Assumed Contract within the meaning of this Order, and (iii) the Counterparty being forever barred and estopped from objecting to assumption or refusing to perform obligations owed under the Designated Contract, on the basis of: (a) the inaccuracy or incompleteness of the Cure Cost listed in the Assumption Notice; (b) the existence of any conditions to assumption must be satisfied under such executory contract or unexpired lease before it can be assumed; (c) any prohibition or restriction on assumption provided for under the Bankruptcy Code (including, but not limited to, any right or objection that a Counterparty may seek to assert under section 365(c) of the Bankruptcy Code) or other applicable law; or (d) the Purchaser’s alleged inability to provide adequate assurance of future performance. To the extent that the Debtors and the Purchaser cannot resolve any timely asserted Contract Objection to a Supplemental Designation Notice, this Court shall hold a hearing to resolve the dispute at its earliest availability following the passage of the Supplemental Objection Deadline; provided, however, that if the Contract Objection relates solely to a Cure Dispute, the Selected Designated Contract may be assigned to the Purchaser provided that the cure amount the Counterparty reasonably asserts is required to be paid under sections 365(b)(1)(A) and (B) of the Bankruptcy Code (or such lower amount as agreed to by the Counterparty) is deposited in a segregated account by the Debtors pending the Court’s adjudication of the Cure Dispute or the parties’ consensual resolution of the Cure Dispute; or (ii) if the Debtors adjourn their request to assume such Selected Designated Contract pending resolution of the Cure Dispute (an “Adjourned Cure Dispute”), to the extent the Adjourned Cure Dispute is resolved or determined unfavorably to the Debtors or Purchaser, the Debtors (with the consent of the Purchaser) may withdraw the proposed assumption of the applicable contract after such determination by filing a notice of withdrawal, which, in the case of a lease, shall be prior to the expiration of the applicable deadline to assume or reject unexpired leases under section 365(d)(4) of the Bankruptcy Code. Except as otherwise provided in this Order, upon the Court’s resolution of the Contract Objection or the parties’ resolution of the Contract Objection, the applicable Designated Contract shall be (i) assumed and assigned and (ii) deemed an Assumed Contract within the meaning of this Order, as of the later of the Closing or the Supplemental Objection Deadline.

32. Except with respect to a counterparty to any Designated Contract who filed a timely Cure Cost objection that has not been resolved prior to the Sale Hearing (each such counterparty, an “Unresolved Cure Objector”), (i) the Cure Cost set forth on the Assumption Notice filed at Docket No. 1326, as such Cure Costs may be amended by the Cure Schedule, as applicable, shall constitute findings of this Court and shall be final and binding on the counterparties to the Designated Contracts and their successors and designees upon the Closing and shall not be subject to further dispute or audit based on performance prior to the time of assumption and assignment, irrespective of the terms and conditions of such Designated Contracts; and (ii) each counterparty to a Designated Contract shall be deemed to have (a) consented to the assumption and assignment of the applicable Designated Contract and the payment of the proposed Cure Cost provided in the Assumption Notice, as such Cure Costs may be amended by the Cure Schedule, and (b) waived any right to assert or collect any other cure amount or enforce any default that may arise or have arisen prior to or as of the Closing. Each counterparty to a Designated Contract (other than an Unresolved Cure Objector) is hereby forever barred, estopped, and permanently enjoined from (i) asserting against the Purchaser, any Purchaser Related Party, or their property (including, without limitation, the Acquired Assets), any default arising prior to or existing as of the Closing, or any counterclaim, defense, recoupment, setoff, or any other interest asserted or assertable against the Debtors, and (ii) imposing or charging against the Purchaser or any Purchaser Related Party, any accelerations, assignment fees, increases, or any other fees or charges as a result of the Debtors’ assumption and assignment to the Purchaser of the Designated Contracts in connection with the Transaction approved by this Order. Upon the resolution of any Unresolved Cure Objector’s Cure Cost objection, the provisions of this paragraph shall, as applicable, apply in full to such Unresolved Cure Objector.

33. Upon the Debtors’ assumption and assignment of the Designated Contracts to the Purchaser pursuant to this Order and the payment of the Cure Costs in accordance with this Order and the Purchase Agreement, no default shall exist under any Designated Contract being assumed and assigned pursuant to the Purchase Agreement and no counterparty to any such Designated Contract shall be permitted to declare or enforce a default by the Debtors or the Purchaser thereunder or otherwise take action against the Purchaser or any Purchaser Related Party as a result of any Debtor’s financial condition, change in control, bankruptcy, or failure to perform any of its obligations under the applicable Designated Contract. For the avoidance of doubt, and without limiting the generality of the foregoing or the operability of any other relief obtained pursuant to this Order, any provision in a Designated Contract that prohibits or conditions, whether directly or indirectly, the assignment of such Designated Contract (including, without limitation, the granting of an interest therein) or allows the counterparty thereto to terminate, recapture, impose any penalty, condition on renewal or extension, or modify any term or condition upon such assignment shall be deemed an unenforceable anti-assignment provision that is void and of no force and effect with respect to the Transaction as approved by this Order. The failure of the Debtors or the Purchaser to enforce at any time one or more terms or conditions of any Designated Contract shall not be a waiver of such terms or conditions or of the Debtors’ or the Purchaser’s right, as applicable, to enforce every term and condition of such Designated Contract.

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34. Upon the Debtors’ assumption and assignment of the Assumed Contracts to the Purchaser pursuant to this Order, Purchaser shall be responsible for all obligations under such Assumed Contracts, cum onere, including, without limitation, liabilities for any default under such Assumed Contract, in each case arising or occurring prior to or after such assumption, assignment and sale, and for payment or performance of any and all obligations arising under the Assumed Contracts arising or occurring prior to or after such assumption, assignment and sale when due in accordance with the terms of such Assumed Contracts, including with respect to (a) claims for indemnification, regardless of when they arose, subject to the terms and conditions of such Assumed Contracts, and (b) year-end adjustment and reconciliation amounts that become due or accrue prior to and after the entry of this Order, including for royalties, percentage rent, utilities, taxes, common area or other maintenance charges, promotional funds, insurance, fees, or other charges or percentage rent arising under the Assumed Contracts when billed in the ordinary course, subject to the terms and conditions of such Assumed Contracts, and, in each case, subject to any defenses provided by such Assumed Contracts and applicable non-bankruptcy law (other than any defense based on a restriction on assignment rendered unenforceable for purposes of the assignment pursuant to this order by section 365(f) of the Bankruptcy Code or this Order), regardless of whether such obligations are attributable to the period prior to the Closing or to the period following the Closing, and unless otherwise agreed with the counterparty to such Assumed Contract; provided, however, the Purchaser, Purchaser Related Parties, and Acquired Assets shall have no liability for any obligations described in this paragraph if claims related thereto could have been asserted as Cure Costs prior to the Closing or assumption of the applicable Assumed Contract.

35. Upon closing of the Credit Bids and pursuant to the Settlement Order, a segregated account (the “Wind-Down Account”) shall be funded with $9.23 million in cash to be used in accordance with the Settlement Order, including the Settlement Term Sheet and Wind-Down Budget (attached to the Settlement Order). The Wind-Down Account shall not be subject to the control, liens, security interests, or claims of any Prepetition Secured Party or DIP Secured Party, including the DIP Liens, the FBG DIP Superpriority Claims, the Twin DIP Superpriority Claims, Adequate Protection Liens, and Adequate Protection Claims (as those terms are defined in the Final DIP Order), or any liens or claims of any other party.

36. All of the Sellers’ cash held in the UMB Trust Accounts (as defined in the Purchase Agreement) is an Acquired Asset under the Purchase Agreement. Upon Closing, any trustee under the Prepetition Indentures is hereby authorized and directed to release the funds held in the UMB Trust Accounts to the Purchaser, and the Purchaser shall use such funds to fund the Chapter 11 Plan Reserve (as defined in the Settlement Order); provided, however, that the fees and expenses of the Prepetition Trustees and DIP Agent shall be paid from funds contained in the UMB Trust Accounts as provided in the Settlement Order.

37. Notwithstanding any provision in the Purchase Agreement to the contrary, pursuant to the Settlement Term Sheet and the rights of the respective Parties (as defined in the Settlement Term Sheet) included therein, conditions to closing the Transactions contemplated in the Purchase Agreement shall include (i) entry of the Settlement Order, (ii) the Settlement Order shall remain in full force and effect, and (iii) the Funding Amount (subject to any increased funding based on the agreed tax structure) shall have been funded as provided in the Settlement Order and the Debtors’, Creditors’ Committee, and the WBS Ad Hoc Group’s agreement on the tax structuring and funding of U.S. federal, state, local and non-U.S. taxes (including transfer taxes), charges, levies, fees and similar assessments, including interest, penalties and additions thereto, arising from or in connection with the WBS Ad Hoc Group’s acquisition of the Debtors’ assets pursuant to the Credit Bids and any additional such taxes not related to the Credit Bids or otherwise incurred by the Debtors and their subsidiaries through the consummation of their wind-down; provided that, in the event such agreement is not reached, no party shall be obligated to close the Credit Bids. Such conditions may not be waived without the consent of each of the Debtors, the Creditors’ Committee, the Resid Noteholders, and the WBS Ad Hoc Group. Consistent with the Debtors’ “Fiduciary Out” set forth in the Bidding Procedures and the Settlement, the Debtors reserve the right to, after consulting with counsel and the Consultation Parties, take any action or refrain from taking any action related to any Transaction to the extent taking or failing to take such action would be inconsistent with applicable law or their fiduciary obligations under applicable law, in which case all parties-in-interest’s rights are fully reserved; provided that if the Debtors exercise their fiduciary out following entry of the Settlement Order and consummation of the Credit Bids, the “Allocation of Trust Interests and Recovery Waterfall” section of the Settlement Term Sheet shall continue to be binding and govern the distribution of proceeds of the Debtors’ assets.

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38. Each and every federal, state and governmental agency or department, and any other person or entity, is hereby authorized and directed to accept any and all documents and instruments in connection with or necessary to consummate the Transaction contemplated by the Purchase Agreement.

39. Except as expressly provided in the Purchase Agreement, nothing in this Order shall be deemed to waive, release, extinguish or estop the Debtors or their estates from asserting, or otherwise impair or diminish, any right (including, without limitation, any right of recoupment), claim, cause of action, defense, offset or counterclaim in respect of any Assets or liabilities not constituting Acquired Assets.

40. Because the Acquired Equity of each of the Acquired Entities constitutes an Acquired Asset of the Purchaser, the Chapter 11 Cases of each such Acquired Entity shall be immediately dismissed upon the filing of any Notice of Closing (as defined in the Emergency Motion of the Debtors For Entry of an Order Dismissing the Chapter 11 Cases of Certain Debtors Upon the Sale Thereof [Docket No. 1158]) as set forth in such Notice of Closing.

41. All entities that are presently, or on the Closing may be, in possession of some or all of the Acquired Assets are hereby directed to surrender possession of the Acquired Assets to the Purchaser on or prior to the Closing or such later date as may be requested by the Purchaser.

42. This Order and the Purchase Agreement shall be binding in all respects upon all pre-petition and post-petition creditors of the Debtors, all interest holders of the Debtors, any Court-appointed committee, all successors and assigns of the Debtors and their affiliates and subsidiaries, and any trustees, examiners, “responsible persons” or other fiduciaries appointed in the Chapter 11 Cases or upon a conversion of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, including a chapter 7 trustee, and the Purchase Agreement and Transaction shall not be subject to rejection or avoidance under any circumstances by any party. If any order under section 1112 of the Bankruptcy Code is entered, such order shall provide (in accordance with sections 105 and 349 of the Bankruptcy Code) that this Order and the rights granted to the Purchaser hereunder shall remain effective and, notwithstanding such dismissal, shall remain binding on all parties in interest.

43. This Court shall retain jurisdiction to, among other things, interpret, implement, and enforce the terms and provisions of this Order, the Purchase Agreement, all amendments thereto and any waivers and consents thereunder and each of the agreements executed in connection therewith to which the Debtors are a party or which has been assigned by the Debtors to the Purchaser, and to adjudicate, if necessary, any and all disputes concerning or relating in any way to the Transaction, including any and all disputes with any counterparty to any executory contract or unexpired lease of the Debtors and any party that has, or asserts, possession, control or other rights in respect of any of the Acquired Assets; provided, that, in the event this Court abstains from exercising or declines to exercise such jurisdiction with respect to the Purchase Agreement, the Bidding Procedures Order, or this Order, such abstention, refusal, or lack of jurisdiction shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction of any other court having competent jurisdiction with respect to any such matter. This Court retains jurisdiction to compel delivery of the Acquired Assets, to protect the Debtors and their Assets, including, for the avoidance of doubt, the Acquired Assets, against any Liens, Claims, and Interests and successor and transferee liability and to enter orders, as appropriate, pursuant to sections 105(a) or 363 of the Bankruptcy Code (or other applicable provisions) necessary to transfer the Acquired Assets to the Purchaser free and clear of all Liens, Claims, and Interests.

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44. At any time prior to the Closing, the Purchaser or the Debtors (after consulting the DIP Lenders and the Creditors’ Committee) may terminate the Purchase Agreement in accordance with and pursuant to the terms thereof without any penalty or liability to any of the parties to such agreements (or the Debtors’ estates), except as set forth in the Purchase Agreement.

45. The Purchase Agreement and any related agreements, documents, or other instruments may be modified, amended or supplemented by the parties thereto and in accordance with the terms thereof, without further order of this Court; provided, that any such modification, amendment, or supplement shall not have a material adverse effect on the Debtors’ estates, and provided, further, that any materially modified Purchase Agreement shall be filed with the Court.

46. From and after the Closing, Purchaser shall maintain, and provide access to, the Books and Records as provided in section 6.2 of the Purchase Agreement.

47. Notwithstanding anything herein to the contrary, or in the Bidding Procedures Order (including paragraphs 25 and 29 thereto), Garnett Station Partners, LLC and any affiliates, including but not limited to Twin Peaks Holdings, LLC and Twin Restaurant New Mexico, LLC (collectively, “GSP”) shall reserve all rights to assert proofs of claim against the Debtors, including claim amounts, in the Chapter 11 Cases arising from or relating to Designated Contracts and/or Selected Designated Contracts to which GSP is a party, or conduct associated with or relating to such Designated Contracts and/or Selected Designated Contracts, irrespective of any cure amounts listed in any Assumption Notice for such Designated Contracts and/or Selected Designated Contracts, which cure amounts shall not in any way limit or otherwise prejudice GSP’s asserted claim amounts in any proofs of claims; provided, however, that any amounts asserted by GSP in any such proofs of claim shall not govern or be determinative of what amounts, if any, may be required to cure any defaults under any Designated Contracts and/or Selected Designated Contracts to which GSP is a Counterparty pursuant to section 365(b) of the Bankruptcy Code in connection with the assumption and assignment thereof in accordance with the Transaction. This Order is without prejudice to the legal, factual, and claim amount arguments that GSP may raise in such proofs of claim, and all such rights and defenses are expressly preserved.

48. Notwithstanding anything to the contrary in this Order or the Purchase Agreement, the lien rights (the “LEAF Liens”) held by LEAF Capital Funding, LLC (“LEAF”) in certain leased equipment (the “LEAF Equipment”) pursuant to that certain Equipment Finance Agreement, Contract Number 1195610, dated as of June 3, 2024, by and between Twin Restaurant McKinney RE, LLC and Amur Equipment Finance, Inc. and as subsequently assigned to LEAF pursuant to that certain Specification of Purchased Assets, dated as of March 25, 2025 (collectively, the “LEAF Agreement”), are Permitted Liens. As Permitted Liens, the LEAF Liens shall not be extinguished, modified, or otherwise affected by this Order or the Purchase Agreement and shall remain attached to the LEAF Equipment with the same nature, validity, priority, extent, perfection, and force and effect following the Closing and entry of this Order as existed immediately prior thereto, unless the parties reach a mutual agreement or LEAF’s secured claim is paid to LEAF in full. To the extent the LEAF liens remain in force following the Closing, the Purchaser shall make payments to LEAF in the ordinary course in accordance with the terms of the LEAF Agreement.

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49. Notwithstanding any of the provisions in this Order, the Debtor’s lease with Marketplace Elevate, LLC and Amarax Properties concerning the property located in Irving, Texas will be a Reserved Lease under the procedures set forth in the APA unless the Lease is designated as an Assumed Lease at closing. To the extent that the Lease is removed from the Reserved Agreement Schedule, the Debtor will reject the Lease pursuant to the procedures in the Order (I) Authorizing and Approving Procedures to Close Restaurants and Reject Executory Contracts and Unexpired Leases; and (II) Granting Related Relief [Docket No. 541]. In the event that the Purchaser designates the Lease as an Assumed Lease, the Debtor will file a notice of such designation with the Court and the Landlord will have five (5) days to object to the cure amount. All of the Landlord’s rights to assert a cure amount are reserved. The assumption and assignment of the Lease will not become effective unless or until the Landlord and the Purchaser execute a written agreement and the Court has entered an order approving the assumption and assignment of the Lease. In addition to the language in this Order on assumption of liabilities, for avoidance of doubt, in the event that the Lease is assumed and assigned to the Purchaser, the Purchaser is responsible for lease obligations which are accrued and not yet billed.

50. The Ad Hoc Group of Twin Peaks Franchisees (as defined in the Amended Verified Statement of the Ad Hoc Group of Twin Peaks Franchisees Pursuant to Rule 2019 of the Federal Rules of Bankruptcy Procedure [Docket No. 1006]) dispute the Debtors’ proposed cure amounts for certain franchise agreements (collectively, the “Disputed Franchise Agreements” and, the Debtors party thereto, the “Franchisor Debtors” and, the Franchisor Debtors together with the Ad Hoc Group of Twin Peaks Franchisees, the “Franchise Agreement Parties”) based on alleged defaults and other matters pertaining to the assumption and assignment thereof (the “Franchisee Objections”) including, without limitation, alleged defaults arising from the use of funds allocated for advertising and promotional programs (the “Advertising Funds”) and royalty fees allocated to support the franchise system (the “Royalty Fees”). Notwithstanding any other provision of this Order, entry of this Order does not resolve, adjudicate, waive, or prejudice the right of any member of Ad Hoc Group of Twin Peaks Franchisees to recover the full Cure Costs asserted in accordance with the Franchisee Objections.

51. The Franchise Agreement Parties and the Purchaser (including all successors and assigns of the Purchaser) shall negotiate in good faith for a period of forty-five (45) days (the “Negotiation Period”) to resolve the Franchisee Objections (including with respect to the Advertising Funds and Royalty Fees); provided, that the Negotiation Period may be extended if each of the Franchise Agreement Parties and the Purchaser agree to such an extension in writing (email being sufficient); provided, further, that negotiations between the parties with respect to the Franchisee Objections shall not prevent or delay the Closing in any respect, subject to applicable provisions of the Bid Procedure Order regarding escrow of disputed Cure Costs at or before Closing, and no Cure Cost with respect to the Disputed Franchise Agreements shall be due and payable unless and until agreed among the Purchaser, and the applicable Franchise Agreement Party(ies) or ordered by the Court. If any Franchisee Objection remains unresolved at the expiration of the Negotiation Period, any Franchise Agreement Party may request that this Court schedule a hearing to adjudicate the Franchisee Objection. This Court shall retain exclusive jurisdiction to resolve all Franchisee Objections relating to the Disputed Franchise Agreements; provided that nothing herein shall preclude the parties from resolving disputes through the contractual dispute resolution provisions of the applicable Disputed Franchise Agreement if all parties to such dispute so agree in writing. Pending resolution of Cure Costs, the members of the Ad Hoc Group of Twin Peaks Franchisees and the Franchisor Debtors (and, post-closing of the relevant sale, the Purchaser) shall perform all of their respective obligations under the Disputed Franchise Agreements, including but not limited to providing each other with any and all information to which they are entitled under the Disputed Franchise Agreements, including information the Ad Hoc Group of Twin Peaks Franchisees reasonably deems necessary to resolve the Franchisee Objections, to the extent such information is in the Purchaser’s and/or Franchisor Debtors’ possession, custody, or control. The Franchisor Debtors and the Purchaser shall use best efforts to provide the Ad Hoc Group of Twin Peaks Franchisees with information necessary to resolve the Franchisee Objections, to the extent such information is in the Franchisor Debtors’ or the Purchaser’s possession, custody, or control.

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52. Upon resolution, whether consensually or by order of this Court, and immediate payment of the correct Cure Costs, if any, the Disputed Franchise Agreements shall be deemed assumed and assigned to the Purchaser under section 365 of the Bankruptcy Code as of the Closing Date. For the avoidance of doubt, the correct Cure Costs, whether resolved consensually or by order of this Court, shall constitute cure obligations under 11 U.S.C. § 365(b)(1)(A) and (B), and any allowed Cure Costs shall be paid in full in cash, unless otherwise agreed among the Purchaser and the applicable Franchise Agreement Party(ies), immediately upon resolution as the parties may agree or as directed by the Court.

53. Nothing in this Order shall constitute or be deemed to constitute a waiver or release of any claim (including any claim for a Cure Cost) or cause of action by the Ad Hoc Group of Twin Peaks Franchisees, its member franchisees, the Debtors, their estates, or the Purchaser, with all parties reserving all rights and defenses. For the avoidance of doubt, the members of the Ad Hoc Group of Twin Peaks Franchisees shall not be required to file proofs of claim except with respect to a claim that arises from the rejection of an executory contract or unexpired lease (unless otherwise agreed among the applicable Franchise Agreement Parties).

54. Notwithstanding anything to the contrary in this Order or the Purchase Agreement, any equipment leased (the “Ecolab Equipment”) pursuant to that certain Product and Services Supply Agreement dated as of August 1, 2021, by and between the Debtors and Ecolab Inc. (as amended, and collectively with any specific equipment agreements, the “Ecolab Agreement”), shall not be included within the definition of the Acquired Assets sold to the Purchaser, and possession of the Ecolab Equipment shall only be transferred to the Purchaser upon the assumption and assignment of the Ecolab Agreement or as otherwise agreed between Purchaser and Ecolab Inc. in writing. Ecolab Inc.’s rights in the Ecolab Equipment and under the Ecolab Agreement shall not be extinguished, modified, or otherwise affected by this Order or the Purchase Agreement and shall remain of the same nature, validity, priority, extent, and force and effect following the Closing and entry of this Order as existed immediately prior thereto, unless otherwise agreed between the Purchaser and Ecolab Inc. in writing. Moreover, notwithstanding anything to the contrary in this Order or the Purchase Agreement, Ecolab reserves all rights to assert an administrative expense claim against the Debtors’ estates for post-petition charges for any goods, chemicals, or services supplied and the use of the Ecolab Equipment from the Petition Date through the date of Closing. Ecolab asserts that the cure amount under the Ecolab Agreement is $66,252.68, which, for the avoidance of doubt, comprises prepetition amounts only and which remains subject to reconciliation by the Purchaser, and any amounts owed through the effective date of assumption for post-petition use or rental of the Ecolab Equipment, or for other goods or services provided post-petition under the Ecolab Agreement, shall also be paid by the Purchaser in connection with the assumption of the Ecolab Agreement in accordance with the terms of this Order.

55. Statutory and ad valorem tax liens of all Texas taxing jurisdictions within Bexar County, Collin County, Dallas County, Collin College, Ector County Appraisal District, City of El Paso, Lewisville Independent School District, City of McKinney, City of Northlake, Northwest Independent School District, City of Plano, Plano Independent School District San Marcos Consolidated Independent School District, Tarrant County, Tom Green County Appraisal District, Burleson Independent School District, Carrollton-Farmers Branch Independent School, Taxing Districts Collected By Potter County, City of Lewisville, Denton County, Denton County Emergency Services District #1, Denton County Emergency Services District #2, Hays County and Williamson County (collectively, the “Texas Tax Authorities”) that encumber any of the Acquired Assets including, without limitation, statutory and ad valorem tax liens on account of ad valorem taxes for tax years 2026 and prior tax years, shall be unaffected by the Transaction. Furthermore, the claims and liens of the Texas Tax Authorities shall remain subject to any objections any party would otherwise be entitled to raise as to the priority, validity, or extent of such liens.

56. Committee Challenge. On May 4, 2026, the Committee filed the (i) Motion of the Official Committee of Unsecured Creditors for (I) Leave, Standing, and Authority to Commence and Prosecute Certain Claims and Causes of Action on Behalf of the Debtors’ Estates and (II) Exclusive Settlement Authority in Connection Therewith [Docket No. 1176] (the “Committee Standing Motion”) prior to the Challenge Period Termination Date in compliance with paragraph 7(a) of the Second Interim DIP Order and (ii) Adversary Complaint Against the Securitization Issuers, the Other Securitization Entities, and the Securitization Trustees [Docket No. 1178] (the “Manager Advance Complaint” and the related adversary proceeding, the “Manager Advance Adversary Proceeding”) prior to the Challenge Period Termination Date in compliance with paragraph 7(b) of the Second Interim DIP Order. Pursuant to the Settlement, the Committee Standing Motion and the Manager Advance Adversary Proceeding shall be dismissed with prejudice within two (2) days following the closing of the Credit Bids, as set forth in the Settlement Order. For the avoidance of doubt, in the event that the Credit Bids are not consummated as set forth in the Settlement, the Committee may continue to prosecute the Committee Standing Motion and the Manager Advance Adversary Proceeding and all parties’ rights in respect thereof are preserved.

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57. Notwithstanding any other provision of this Order or the transactions contemplated hereby, and without limiting any further relief that may be granted in any subsequent stipulated order or plan of reorganization with respect to the matters addressed herein:

i.	The rights, claims, defenses, and remedies of Pennsylvania Manufacturers’ Association Insurance Company (“PMAIC”), Manufacturers Alliance Insurance Company (“MAICO”), and PMA Management Corp. (“PMAMC,” and collectively with PMAIC and MAICO, “PMA”) under General Liability Large Deductible Policy No. 302475 (the “Policy”), Workers’ Compensation Policy Nos. 202400 and 202500, Commercial Automobile Policy No. 152500, the Deductible Reimbursement and Security Agreement dated April 30, 2024, and the Agreement for Third Party Claim Administrative Services dated December 31, 2022 (as amended and renewed, and collectively with the foregoing, the “PMA Agreements”) are preserved in all respects;

ii.	Solely to the extent permitted under the Deductible Reimbursement and Security Agreement, the cash collateral and escrow held by PMAIC under the Deductible Reimbursement and Security Agreement (collectively, the “PMAIC Collateral”) shall remain with PMAIC and is not property of the Debtors’ estates within the meaning of 11 U.S.C. § 541, and PMAIC is authorized, without further order of this Court, to apply the PMAIC Collateral against the Debtors’ obligations under the PMA Agreements (whether arising before or after the Petition Date) on a rolling basis as such obligations come due;

iii.	Solely to the extent permitted under the Deductible Reimbursement and Security Agreement, the automatic stay imposed by 11 U.S.C. § 362(a) is modified solely to the extent necessary to permit PMA’s application of PMAIC Collateral as provided herein and PMA’s exercise of rights of recoupment and setoff under applicable non bankruptcy law;

iv.	Notwithstanding any provision to the contrary herein, once all Obligations (as defined in the Deductible Reimbursement and Security Agreement) are resolved by PMAIC pursuant to the Policy, Deductible Reimbursement and Security Agreement and applicable law, PMAIC shall promptly return any remaining Collateral as set forth in the Deductible Reimbursement and Security Agreement;

v.	Nothing in this Order, the sale, or any related assumption, assignment, or release shall release, discharge, satisfy, modify, impair, or otherwise affect PMA’s rights, claims, or remedies under the PMA Agreements or applicable non bankruptcy law; and

vi.	The treatment of the PMA Agreements going forward, including any cure of pre-petition arrearages, the assumption, rejection, or assignment of the Agreement for Third Party Claim Administrative Services, and the orderly run-off of the Policies, shall be addressed in a separate stipulated order to be presented to this Court or in a chapter 11 plan. The Court retains jurisdiction to hear and determine any dispute arising under or related to this paragraph.

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58. This Order constitutes a final order within the meaning of 28 U.S.C. § 158(a). Notwithstanding any provision in the Bankruptcy Rules to the contrary, including but not limited to Bankruptcy Rules 6004(h) and 6006(d), the Court expressly finds there is no reason for delay in the implementation of this Order and, accordingly: (i) the terms of this Order shall be immediately effective and enforceable upon its entry and the 14-day stay provided for in Bankruptcy Rules 6004(h) and 6006(d) is hereby expressly waived and shall not apply; (ii) the Debtors are not subject to any stay of this Order or in the implementation, enforcement or realization of the relief granted in this Order; and (iii) the Debtors and the Purchaser may, each in its discretion and without further delay, take any action and perform any act authorized under this Order.

59. The Purchaser shall not be required to seek or obtain relief from the automatic stay under section 362 of the Bankruptcy Code, to give any notice permitted by the Purchase Agreement or to enforce any of its remedies under the Purchase Agreement or any other sale-related document. The automatic stay imposed by section 362 of the Bankruptcy Code is modified solely to the extent necessary to implement the preceding sentence; provided, however, that this Court shall retain exclusive jurisdiction over any and all disputes with respect thereto. For the avoidance of doubt, the Acquired Assets shall no longer be subject to the automatic stay upon the Closing and their transfer to the Purchaser pursuant to this Order and the Purchase Agreement.

60. The provisions of this Order are non-severable and mutually dependent.

61. Neither the Purchaser nor the Debtors shall have an obligation to close the Transaction until all conditions precedent in the Purchase Agreement have been satisfied or waived in accordance with the terms thereof.

62. In the event of any inconsistency between this Order and the Purchase Agreement, and solely to the extent of such inconsistency, the terms of this Order shall control.

63. All time periods set forth in this Order shall be calculated in accordance with Bankruptcy Rule 9006(a).

Signed: May 19, 2026

/s/ Alfredo Pérez
Alfredo R. Pérez
United States Bankruptcy Judge

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